UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   February 14, 2005 (February 11, 2005)

TOYS “R” US, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500
Registrant’s Telephone Number, including Area Code

____________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective February 11, 2005, Toys "R" Us, Inc. (the "Company") entered into an amendment to each of the Retention Agreements with executives Raymond L. Arthur, Executive Vice President - Chief Financial Officer; John Barbour, President - Toys "R" Us - U.S.; and Deborah M. Derby, Executive Vice President - Human Resources. In each case, the amendment extends the term of the agreement from January 31, 2006 to January 31, 2007.

Copies of the amendments to Mr. Arthur's, Mr. Barbour's and Ms. Derby's Retention Agreements are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	Exhibit	Description

	10.1	Amendment to Retention Agreement, dated February 11, 2005, by and between Toys "R" Us, Inc. and Raymond L. Arthur.

	10.2	Amendment to Retention Agreement, dated February 11, 2005, by and between Toys "R" Us, Inc. and John Barbour.

	10.3	Amendment to Retention Agreement, dated February 11, 2005, by and between Toys "R" Us, Inc. and Deborah M. Derby.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.

Date: February 14, 2005	By:	/s/ Raymond L. Arthur
Raymond L. Arthur
Executive Vice President -
Chief Financial Officer